As filed with the Securities and Exchange Commission on August 3, 2022

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

United Therapeutics Corporation

(Exact Name of Registrant as Specified in the Charter)

Delaware	52-1984749
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1040 Spring Street Silver Spring, MD	20910
(Address of principal executive offices)	(Zip Code)

UNITED THERAPEUTICS CORPORATION
2015 STOCK INCENTIVE PLAN

(Full title of the plan)

Paul A. Mahon, Executive Vice President and General Counsel

United Therapeutics Corporation

1040 Spring Street

Silver Spring, MD 20910
(301) 608-9292
(Name, address and telephone number, including area code, of agent for service)

Copy to:

Stephen I. Glover, Esq.	John S. Hess, Jr., Esq.
Gibson, Dunn & Crutcher LLP	Executive Vice President and Deputy General Counsel
1050 Connecticut Avenue, N.W.	United Therapeutics Corporation
Washington, D.C. 20036	1735 Connecticut Avenue, N.W.
(202) 955-8500	Washington, D.C. 20009
(202) 483-7000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

INTRODUCTION

This Registration Statement on Form S-8 is being filed by United Therapeutics Corporation, a Delaware public benefit corporation (the “Company” or the “Registrant”), in accordance with General Instruction E to Form S-8 relating to 500,000 shares of Common Stock, issuable to eligible individuals under the amendment and restatement of the United Therapeutics Corporation 2015 Stock Incentive Plan, which 500,000 shares are in addition to (a) 6,150,000 shares of Common Stock previously registered on the Registrant’s Registration Statement on Form S-8 (No. 333-205309) filed with the Securities and Exchange Commission on June 29, 2015, (b) 2,900,000 shares of Common Stock previously registered on the Registrant’s Registration Statement on Form S-8 (No. 333-225942) filed with the Securities and Exchange Commission on June 28, 2018, (c) 450,000 shares of Common Stock previously registered on the Registrant’s Registration Statement on Form S-8 (No. 333-232906) filed with the Securities and Exchange Commission on July 31, 2019, (d) 500,000 shares of Common Stock previously registered on the Registrant’s Registration Statement on Form S-8 (No. 333-240156) filed with the Securities and Exchange Commission on July 29, 2020, and (e) 1,000,000 shares of Common Stock previously registered on the Registrant’s Registration Statement on Form S-8 (No. 333-258434) filed with the Securities and Exchange Commission on August 4, 2021, in each case together with all exhibits filed therewith or incorporated therein by reference ((a),(b), (c), (d), and (e) collectively, the “Prior Registration Statements”). Except as supplemented by the information set forth herein, the contents of the Prior Registration Statements are incorporated herein by reference.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.          Exhibits

Exhibit No.	Description
4.1	Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K filed on October 1, 2021)

4.2	Ninth Amended and Restated Bylaws of the Company (incorporated by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K filed on February 5, 2021)

5.1	Opinion of counsel*

10.1	United Therapeutics Corporation Amended and Restated 2015 Stock Incentive Plan (incorporated by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K filed on June 28, 2022)

23.1	Consent of Independent Registered Public Accounting Firm*

23.2	Consent of counsel (included in Exhibit 5.1)*

24	Power of Attorney (included on signature page)*

107	Filing Fee Table*

* Filed herewith

[SIGNATURES ON THE NEXT PAGE]

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Silver Spring, State of Maryland, on this 3rd day of August, 2022.

UNITED THERAPEUTICS CORPORATION

By:	/s/ Martine A. Rothblatt
Martine A. Rothblatt, Ph.D. Chairperson and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Martine A. Rothblatt, Ph.D., James C. Edgemond, and Paul A. Mahon, and each of them, with full power of substitution and full power to act without the others, his or her true and lawful attorney-in-fact and agent, to act for him or her and in his or her name, place, and stead, in any and all capacities, to sign this Registration Statement on Form S-8, any and all amendments (including post-effective amendments) to this Registration Statement and any subsequent registration statement the Company may hereafter file with the Commission pursuant to Rule 462(b) under the Securities Act to register additional awards, and to file this Registration Statement and any subsequent registration statement and all amendments thereto, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto such attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do, and hereby ratifies and confirms all his said attorneys-in-fact and agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This Power of Attorney may be signed in any number of counterparts, each of which shall constitute an original and all of which, taken together, shall constitute one Power of Attorney.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Name	Title	Date

/s/ Martine A. Rothblatt	Chairperson and Chief Executive Officer (Principal Executive Officer)	August 3, 2022
Martine A. Rothblatt, Ph.D.

/s/ James C. Edgemond	Chief Financial Officer and Treasurer (Principal Financial Officer and Principal Accounting Officer)	August 3, 2022
James C. Edgemond

/s/ Christopher Causey	Director	August 3, 2022
Christopher Causey

Name	Title	Date

/s/ Raymond Dwek	Director	August 3, 2022
Raymond Dwek

/s/ Richard Giltner	Director	August 3, 2022
Richard Giltner

/s/ Katherine Klein	Director	August 3, 2022
Katherine Klein

/s/ Ray Kurzweil	Director	August 3, 2022
Ray Kurzweil

/s/ Linda Maxwell	Director	August 3, 2022
Linda Maxwell

/s/ Nilda Mesa	Director	August 3, 2022
Nilda Mesa

/s/ Judy Olian	Director	August 3, 2022
Judy Olian

/s/ Christopher Patusky	Director	August 3, 2022
Christopher Patusky

/s/ Louis Sullivan	Director	August 3, 2022
Louis Sullivan

/s/ Tommy Thompson	Director	August 3, 2022
Tommy Thompson

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